Exhibit 99.1

CommScope Reports First Quarter 2018 Results

•	First Quarter 2018 Performance

•	Sales of $1.12 billion, consistent with guidance

•	GAAP operating income of $104 million and non-GAAP adjusted operating income (excluding special items) of $189 million

•	GAAP net income of $0.17 per diluted share

•	Non-GAAP adjusted net income (excluding special items) of $0.49 per diluted share, consistent with guidance

HICKORY, NC, May 1, 2018—CommScope Holding Company, Inc. (NASDAQ: COMM), a global leader in infrastructure solutions for communications networks, reported sales of $1.12 billion and net income of $34 million, or $0.17 per diluted share, for the quarter ended March 31, 2018. Non-GAAP adjusted net income for the first quarter of 2018 was $95 million, or $0.49 per diluted share. A reconciliation of reported GAAP results to non-GAAP results is attached.

In comparison, for the quarter ended March 31, 2017, CommScope reported sales of $1.14 billion and net income of $34 million, or $0.17 per diluted share. Non-GAAP adjusted net income for the first quarter of 2017 was $103 million, or $0.52 per diluted share.

“CommScope delivered first quarter results consistent with our expectations, and we are encouraged by the growing market demand for our Mobility Solutions products,” said President and Chief Executive Officer Eddie Edwards. “We remain confident in our ability to deliver sales and earnings growth this year, despite higher input costs and expectations for price changes at certain large North American operators. As we move through 2018 and 2019, we are collaborating with these large customers to lower their total cost of ownership with an aim to driving incremental sales opportunities, ensuring we retain our industry-leading position. As we look to mitigate these changes in pricing, we are focused on realizing further, significant cost reductions over the short- and long-term.”

First Quarter 2018 Overview

Sales were consistent with expectations and declined 1 percent year over year as growth in the Europe, Middle East and Africa (EMEA) and Asia-Pacific regions was more than offset by lower sales in the U.S. Net sales in most major international regions increased, primarily driven by the 2.4 percent favorable impact of foreign exchange rates as compared to the prior year period.

GAAP operating income in the first quarter of 2018 declined 14 percent year over year to $104 million. Non-GAAP adjusted operating income, which excludes amortization of purchased intangibles, integration and transaction costs, restructuring costs and other special items, declined 13 percent year over year to $189 million. The decreases in operating income and non-GAAP adjusted operating income were primarily driven by lower sales volumes, reductions in certain selling prices and higher material costs. These were partially offset by the benefit of cost reduction initiatives.

First Quarter 2018 Segment Overview

First quarter Connectivity Solutions segment sales decreased 1 percent year over year to $674 million with broad-based international growth more than offset by declines in the U.S. The international growth was primarily driven by the 2.4 percent favorable impact from foreign exchange rate changes from the prior year period.

Connectivity Solutions GAAP operating income increased 13 percent year over year to $53 million, while non-GAAP adjusted operating income decreased 5 percent year over year to $109 million. GAAP operating income improved largely due to lower integration costs. The decrease in non-GAAP adjusted operating income was primarily driven by reductions in certain selling prices and higher material costs, partially offset by the benefit of cost reduction initiatives.

First quarter Mobility Solutions segment sales declined 2 percent year over year to $447 million. Year-over-year growth in the EMEA and Asia-Pacific regions was more than offset by lower sales in the U.S. The international growth was primarily driven by the 2.5 percent favorable impact from foreign exchange rate changes compared to the year-ago period. Sequentially, Mobility Solutions sales increased 5 percent with a growing North American backlog.

Mobility Solutions GAAP operating income declined 31 percent year over year to $51 million, and non-GAAP adjusted operating income decreased 21 percent year over year to $80 million. Both GAAP and non-GAAP adjusted operating income were impacted by lower sales volumes and unfavorable geographic and product mix.

Outlook

CommScope management revised its outlook primarily to reflect the price reductions at certain large North American operators expected in 2018 and 2019, as well as higher input costs. The company is taking action to mitigate these customer price changes through additional cost reduction initiatives, including manufacturing optimization, value engineering projects and additional product in-sourcing. The company provided the following second quarter and full year 2018 guidance.

Second Quarter 2018 Guidance:

•	Revenue of $1.21 billion – $1.26 billion

•	Operating income of $151 million – $166 million

•	Non-GAAP adjusted operating income of $230 million – $250 million

•	Non-GAAP adjusted effective tax rate of 29 percent – 30 percent

•	Earnings per diluted share of $0.31 – $0.34, based on 196 million weighted average diluted shares

•	Non-GAAP adjusted earnings per diluted share of $0.63 – $0.68

Full Year 2018 Guidance:

•	Revenue of $4.675 billion – $4.825 billion

•	Operating income of $545 million – $590 million

•	Non-GAAP adjusted operating income of $870 million – $920 million

•	Non-GAAP adjusted effective tax rate of 29 percent – 30 percent

•	Earnings per diluted share of $1.20 – $1.32, based on 196 million weighted average diluted shares

•	Non-GAAP adjusted earnings per diluted share of $2.33 – $2.48

•	Cash flow from operations > $550 million

A reconciliation of GAAP to non-GAAP outlook is attached.

CommScope Investor Day

CommScope is hosting an investor day for the financial community at its facility in Shakopee, MN, on Wednesday, June 13, 2018 at 8:30 a.m. CT. Please see the Investor Relations Events and Presentations page of CommScope’s website at Investor Relations website for registration details and additional information on the event.

Conference Call, Webcast and Investor Presentation

As previously announced, CommScope will host a conference call today at 8:30 a.m. ET in which management will discuss first quarter 2018 results and second quarter and full year 2018 guidance. The conference call will also be webcast.

To participate in the conference call, dial 844-397-6169 (US and Canada only) or +1 478-219-0508. The conference identification number is 7977267. Please plan to dial in 15 minutes before the start of the call to facilitate a timely connection. The live, listen-only audio of the call and corresponding presentation will be available through a link on CommScope’s Investor Relations page.

A webcast replay will be archived on CommScope’s website for a limited period of time following the conference call.

END

About CommScope

CommScope (NASDAQ: COMM) helps design, build and manage wired and wireless networks around the world. As a communications infrastructure leader, we shape the always-on networks of tomorrow. For more than 40 years, our global team of more than 20,000 employees, innovators and technologists have empowered customers in all regions of the world to anticipate what’s next and push the boundaries of what’s possible. Discover more at http://www.commscope.com/

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Investor Contact:

Jennifer Crawford, CommScope

+1 828-323-4970

jennifer.crawford@commscope.com

News Media Contact:

Rick Aspan, CommScope

+1 708-236-6568

publicrelations@commscope.com

Non-GAAP Financial Measures

CommScope management believes that presenting certain non-GAAP financial measures enhances an investor’s understanding of our financial performance. CommScope management further believes that these financial measures are useful in assessing CommScope’s operating performance from period to period by excluding certain items that we believe are not representative of our core business. CommScope management also uses certain of these financial measures for business planning purposes and in measuring CommScope’s performance relative to that of its competitors. CommScope management believes these financial measures are commonly used by investors to evaluate CommScope’s performance and that of its competitors. However, CommScope’s use of the terms non-GAAP adjusted operating income, non-GAAP adjusted EBITDA, non-GAAP adjusted net income and non-GAAP adjusted earnings per share may vary from that of others in its industry. These financial measures should not be considered as alternatives to operating income (loss), net income (loss) or any other performance measures derived in accordance with U.S. GAAP as measures of operating performance, operating cash flows or liquidity.

Forward Looking Statements

This press release or any other oral or written statements made by us or on our behalf may include forward-looking statements that reflect our current views with respect to future events and financial performance. These forward-looking statements are generally identified by their use of such terms and phrases as “intend,” “goal,” “estimate,” “expect,” “project,” “projections,” “plans,” “anticipate,” “should,” “could,” “designed to,” “foreseeable future,” “believe,” “think,” “scheduled,” “outlook,” “target,” “guidance” and similar expressions, although not all forward-looking statements contain such terms. This list of indicative terms and phrases is not intended to be all-inclusive.

These statements are subject to various risks and uncertainties, many of which are outside our control, including, without limitation, our dependence on customers’ capital spending on data and communication systems; concentration of sales among a limited number of customers and channel partners; changes in technology; industry competition and the ability to retain customers through product innovation, introduction and marketing; risks associated with our sales through channel partners; changes to the regulatory environment in which our customers operate; product quality or performance issues and associated warranty claims; our ability to maintain effective management information systems and to successfully implement major systems initiatives; cyber-security incidents, including data security breaches, ransomware or computer viruses; the risk our global manufacturing operations suffer production or shipping delays, causing difficulty in meeting customer demands; the risk that internal production capacity or that of contract manufacturers may be insufficient to meet customer demand or quality standards; changes in cost and availability of key raw materials, components and commodities and the potential effect on customer pricing; risks associated with our dependence on a limited number of key suppliers for certain raw material and components; the risk that contract manufacturers we rely on encounter production, quality, financial or other difficulties; our ability to fully realize anticipated benefits from prior or future acquisitions or equity investments; potential difficulties in realigning global manufacturing capacity and capabilities among our global manufacturing facilities that may affect our ability to meet customer demands for products; possible future restructuring actions; substantial indebtedness and maintaining compliance with debt covenants; our ability to incur additional indebtedness; our ability to generate cash to service our indebtedness; possible future impairment charges for fixed or intangible assets, including goodwill; income tax rate variability and ability to recover amounts recorded as deferred tax assets; our ability to attract and retain qualified key employees; labor unrest; obligations under our defined benefit employee benefit plans may require plan contributions in excess of current estimates; significant international operations exposing us to economic, political and other risks, including the impact of variability in foreign exchange rates; our ability to comply with governmental anti-corruption laws and regulations and export and import controls worldwide; our ability to compete in international markets due to export and import controls to which we may be subject; changes in the laws and policies in the United States affecting trade; cost of protecting or defending intellectual property; costs and challenges of compliance with domestic and foreign environmental laws; risks associated with stockholder activism, which could cause us to incur significant expense, hinder execution of our business strategy and impact the trading value of our securities; and other factors beyond our control. These and other factors are discussed in greater detail in our 2017 Annual Report on Form 10-K. Although the information contained in this press release represents our best judgment as of the date of this report based on information currently available and reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviation will not be material. Given these uncertainties, we caution you not to place undue reliance on these forward-looking statements, which speak only as of the date made. We are not undertaking any duty or obligation to update this information to reflect developments or information obtained after the date of this release, except as otherwise may be required by law.

CommScope Holding Company, Inc.

Condensed Consolidated Statements of Operations

(Unaudited — In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2018	2017
Net sales	$1,120,517	$1,137,285
Operating costs and expenses:
Cost of sales	709,117	683,478
Selling, general and administrative	185,131	211,821
Research and development	49,864	48,988
Amortization of purchased intangible assets	67,229	67,638
Restructuring costs, net	5,450	5,388

Total operating costs and expenses	1,016,791	1,017,313

Operating income	103,726	119,972
Other income (expense), net	983	(15,357)
Interest expense	(59,807)	(69,554)
Interest income	1,434	874

Income before income taxes	46,336	35,935
Income tax expense	(12,601)	(2,373)

Net income	$33,735	$33,562

Earnings per share:
Basic	$0.18	$0.17
Diluted (a)	$0.17	$0.17
Weighted average shares outstanding:
Basic	191,366	194,068
Diluted (a)	195,459	199,140
(a) Calculation of diluted earnings per share:
Net income (basic and diluted)	$33,735	$33,562
Weighted average shares (basic)	191,366	194,068
Dilutive effect of equity-based awards	4,093	5,072

Denominator (diluted)	195,459	199,140

See notes to unaudited condensed consolidated financial statements included in our Form 10-Q.

CommScope Holding Company, Inc.

Condensed Consolidated Balance Sheets

(Unaudited — In thousands, except share amounts)

	March 31, 2018	December 31, 2017
Assets
Cash and cash equivalents	$472,733	$453,977
Accounts receivable, less allowance for doubtful accounts of $15,107 and $13,976, respectively	984,847	898,829
Inventories, net	470,946	444,941
Prepaid expenses and other current assets	153,681	146,112

Total current assets	2,082,207	1,943,859
Property, plant and equipment, net of accumulated depreciation of $407,331 and $390,389, respectively	464,306	467,289
Goodwill	2,900,958	2,886,630
Other intangible assets, net	1,578,003	1,636,084
Other noncurrent assets	124,993	107,804

Total assets	$7,150,467	$7,041,666

Liabilities and Stockholders’ Equity
Accounts payable	$460,498	$436,737
Other accrued liabilities	301,380	286,980

Total current liabilities	761,878	723,717
Long-term debt	4,371,821	4,369,401
Deferred income taxes	128,965	134,241
Pension and other postretirement benefit liabilities	25,212	25,140
Other noncurrent liabilities	131,234	141,341

Total liabilities	5,419,110	5,393,840
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 par value: Authorized shares: 200,000,000; Issued and outstanding shares: None	—	—
Common stock, $0.01 par value: Authorized shares: 1,300,000,000; Issued and outstanding shares: 192,077,678 and 190,906,110, respectively	1,988	1,972
Additional paid-in capital	2,348,498	2,334,071
Retained earnings (accumulated deficit)	(356,259)	(395,998)
Accumulated other comprehensive loss	(41,848)	(86,603)
Treasury stock, at cost: 6,733,285 shares and 6,336,144 shares, respectively	(221,022)	(205,616)

Total stockholders’ equity	1,731,357	1,647,826

Total liabilities and stockholders’ equity	$7,150,467	$7,041,666

See notes to unaudited condensed consolidated financial statements included in our Form 10-Q.

CommScope Holding Company, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited — In thousands)

	Three Months Ended
	March 31,
	2018	2017
Operating Activities:
Net income	$33,735	$33,562
Adjustments to reconcile net income to net cash generated by operating activities:
Depreciation and amortization	89,405	100,401
Equity-based compensation	10,547	9,412
Deferred income taxes	(5,444)	(16,444)
Changes in assets and liabilities:
Accounts receivable	(71,108)	19,683
Inventories	(25,207)	(19,132)
Prepaid expenses and other assets	(24,502)	(12,314)
Accounts payable and other liabilities	15,412	(28,032)
Other	12,422	15,653

Net cash generated by operating activities	35,260	102,789
Investing Activities:
Additions to property, plant and equipment	(13,576)	(12,910)
Proceeds from sale of property, plant and equipment	2,984	355
Other	—	639

Net cash used in investing activities	(10,592)	(11,916)
Financing Activities:
Long-term debt repaid	—	(750,000)
Long-term debt proceeds	—	750,000
Debt issuance and modification costs	—	(6,115)
Debt extinguishment costs	—	(14,800)
Cash paid for repurchase of common stock	—	(58,770)
Proceeds from the issuance of common shares under equity-based compensation plans	3,929	5,805
Tax withholding payments for vested equity-based compensation awards	(15,406)	(14,758)

Net cash used in financing activities	(11,477)	(88,638)
Effect of exchange rate changes on cash and cash equivalents	5,565	7,174

Change in cash and cash equivalents	18,756	9,409
Cash and cash equivalents at beginning of period	453,977	428,228

Cash and cash equivalents at end of period	$472,733	$437,637

See notes to unaudited condensed consolidated financial statements included in our Form 10-Q.

CommScope Holding Company, Inc.

Reconciliation of GAAP Measures to Non-GAAP Adjusted Measures

(Unaudited — In millions, except per share amounts)

	Three Months Ended March 31,
	2018	2017
Operating income, as reported	$103.7	$120.0

Adjustments:
Amortization of purchased intangible assets	67.2	67.6
Restructuring costs, net	5.5	5.4
Equity-based compensation	10.5	9.4
Integration and transaction costs	1.7	13.5

Total adjustments to operating income	84.9	95.9

Non-GAAP adjusted operating income	$188.6	$215.9

Income before income taxes, as reported	$46.3	$35.9
Income tax expense, as reported	(12.6)	(2.4)

Net income, as reported	$33.7	$33.6
Adjustments:
Total pretax adjustments to operating income	84.9	95.9
Pretax amortization of deferred financing costs & OID (1)	2.6	12.7
Pretax loss on debt transactions (2)	—	14.8
Pretax net investment gains (2)	—	(0.6)
Tax effects of adjustments and other tax items (3)	(26.1)	(53.2)

Non-GAAP adjusted net income	$95.1	$103.2

Diluted EPS, as reported	$0.17	$0.17
Non-GAAP adjusted diluted EPS	$0.49	$0.52

(1)	Included in interest expense.
(2)	Included in other income (expense), net.
(3)	The tax rates applied to adjustments reflect the tax expense or benefit based on the tax jurisdiction of the entity generating the adjustment. There are certain items for which we expect little or no tax effect.

Note: Components may not sum to total due to rounding

See Description of Non-GAAP Financial Measures

CommScope Holding Company, Inc.

Sales by Region

(Unaudited — In millions)

Sales by Region

			% Change
	Q1 2018	Q1 2017	YOY
United States	$607.5	$648.3	(6.3)%
Europe, Middle East and Africa	249.7	231.8	7.7
Asia Pacific	188.6	181.9	3.7
Central and Latin America	56.1	58.8	(4.6)
Canada	18.6	16.5	12.7

Total Net Sales	$1,120.5	$1,137.3	(1.5)%

CommScope Holding Company, Inc.

Segment Information

(Unaudited — In millions)

Sales by Segment

				% Change
	Q1 2018	Q4 2017	Q1 2017	Sequential	YOY
Connectivity Solutions	$673.6	$693.8	$681.6	(2.9)%	(1.2)%
Mobility Solutions	446.9	426.6	455.7	4.8%	(1.9)%

Total Net Sales	$1,120.5	$1,120.4	$1,137.3	0.0%	(1.5)%

Non-GAAP Adjusted Operating Income by Segment

				% Change
	Q1 2018	Q4 2017	Q1 2017	Sequential	YOY
Connectivity Solutions	$108.7	$124.7	$114.5	(12.8)%	(5.1)%
Mobility Solutions	79.9	73.0	101.4	9.5%	(21.2)%

Total Non-GAAP Adjusted Operating Income	$188.6	$197.7	$215.9	(4.6)%	(12.6)%

CommScope Holding Company, Inc.

Reconciliation of GAAP to Non-GAAP Adjusted Operating Income by Segment

(Unaudited — In millions)

First Quarter 2018 Non-GAAP Adjusted Operating Income Reconciliation by Segment

	Connectivity Solutions	Mobility Solutions	Total
Operating income, as reported	$53.2	$50.5	$103.7
Amortization of purchased intangible assets	45.5	21.8	67.2
Restructuring costs, net	2.4	3.1	5.5
Equity-based compensation	6.4	4.1	10.5
Integration and transaction costs	1.2	0.4	1.7

Non-GAAP adjusted operating income	$108.7	$79.9	$188.6
Non-GAAP adjusted operating margin %	16.1%	17.9%	16.8%

Fourth Quarter 2017 Non-GAAP Adjusted Operating Income Reconciliation by Segment

	Connectivity Solutions	Mobility Solutions	Total
Operating income, as reported	47.5	$42.8	$90.3
Amortization of purchased intangible assets	44.8	23.3	68.1
Restructuring costs, net	16.6	2.6	19.3
Equity-based compensation	6.0	4.3	10.3
Integration and transaction costs	9.8	—	9.8

Non-GAAP adjusted operating income	$124.7	$73.0	$197.7
Non-GAAP adjusted operating margin %	18.0%	17.1%	17.6%

First Quarter 2017 Non-GAAP Adjusted Operating Income Reconciliation by Segment

	Connectivity Solutions	Mobility Solutions	Total
Operating income, as reported	$47.1	$72.9	$120.0
Amortization of purchased intangible assets	43.6	24.1	67.6
Restructuring costs, net	4.8	0.6	5.4
Equity-based compensation	5.5	3.9	9.4
Integration and transaction costs	13.7	(0.2)	13.5

Non-GAAP adjusted operating income	$114.5	$101.4	$215.9
Non-GAAP adjusted operating margin %	16.8%	22.3%	19.0%

Components may not sum to total due to rounding

See Description of Non-GAAP Financial Measures

CommScope Holding Company, Inc.

Adjusted Free Cash Flow

(Unaudited — In millions)

Adjusted Free Cash Flow

	Q1 2018	Q1 2017
Cash flow from operations	$35.3	$102.8
Integration and transaction costs	—	13.3
Capital expenditures	(13.6)	(12.9)

Adjusted Free Cash Flow	$21.7	$103.2

See Description of Non-GAAP Financial Measures

CommScope Holding Company, Inc.

Quarterly Adjusted Operating Income and Adjusted EBITDA

(Unaudited — In millions)

GAAP to Non-GAAP Adjusted Operating Income and Adjusted EBITDA Reconciliation

	Q1 2018	Q4 2017	Q3 2017	Q2 2017	Q1 2017
Operating income, as reported	$103.7	$90.3	$125.4	$136.4	$120.0
Amortization of purchased intangible assets	67.2	68.1	68.3	67.0	67.6
Restructuring costs, net	5.5	19.3	5.4	13.8	5.4
Equity-based compensation	10.5	10.3	11.0	11.2	9.4
Integration and transaction costs	1.7	9.8	12.0	12.6	13.5

Non-GAAP adjusted operating income	$188.6	$197.7	$222.1	$241.0	$215.9

Non-GAAP adjusted operating margin %	16.8%	17.6%	19.7%	20.5%	19.0%
Depreciation	19.6	20.8	20.6	20.2	20.0

Non-GAAP adjusted EBITDA	$208.1	$218.5	$242.7	$261.3	$235.9

Components may not sum to total due to rounding

See Description of Non-GAAP Financial Measures

CommScope Holding Company, Inc.

Reconciliation of GAAP Measures to Non-GAAP Adjusted Measures

(Unaudited — In millions, except per share amounts)

Outlook
Three Months Ended
	June 30, 2018	Full Year 2018
Operating income	$151 - $166	$545 - $590

Adjustments:
Amortization of purchased intangible assets	$66	$265
Equity-based compensation	$13	$50
Restructuring costs, integration costs and other (1)	$0 - $5	$10 - $15

Total adjustments to operating income	$79 - $84	$325 - $330

Non-GAAP adjusted operating income	$230 - $250	$870 - $920

Diluted earnings per share	$0.31 - $0.34	$1.20 - $1.32

Adjustments (2):
Total adjustments to operating income	$0.31 - $0.33	$1.23 - $1.28
Debt-related costs and other special items (3)	$0.01	$(0.10) - $(0.12)

Non-GAAP adjusted diluted earnings per share	$0.63 - $0.68	$2.33 - $2.48

(1)	Reflects projections for restructuring costs, integration costs and other special items. Actual adjustments may vary from projections.
(2)	The tax rates applied to projected adjustments reflect the tax expense or benefit based on the expected tax jurisdiction of the entity generating the projected adjustments. There are certain items for which we expect little or no tax effect.
(3)	Reflects projections for amortization of debt issuance costs, loss on debt extinguishment, gains on defined benefit plan terminations and tax items. Actual adjustments may vary from projections.

Our actual results may be impacted by additional events for which information is not currently available, such as additional restructuring activities, asset impairments, debt extinguishments, additional transaction and integration costs, foreign exchange rate fluctuations and other gains or losses related to events that are not currently known or measurable.

See Caution Regarding Forward-Looking Statements and Description of Non-GAAP Financial Measures.